Exhibit 10.2
SECURITY AGREEMENT
SECURITY AGREEMENT (this agreement, together with all amendments and restatements, this “Agreement”), dated as of December 29, 2009, made by PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (the “Debtor”), in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, as secured party (Administrative Agent in such capacity, the “Secured Party”), for Secured Party and the benefit of each Lender.
BACKGROUND.
JPMorgan Chase Bank, National Association, as Administrative Agent, the Lenders party thereto, and Debtor, entered into the Credit Agreement dated as of February 29, 2004 (such agreement, together with all amendments and restatements thereto, the “Credit Agreement”).
It is the intention of the parties hereto that this Agreement create a first priority security interest in property of Debtor in favor of Secured Party for Secured Party and the benefit of Lenders securing the payment and performance of the Secured Obligations.
AGREEMENT.
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders to make the Loans under the Credit Agreement and to extend other credit and financial accommodations under the Credit Documents, Debtor hereby agrees with the Secured Party, for its benefit and the benefit of Lenders, and each Lender as follows:
ARTICLE I
Definitions
SECTION 1.01. Definitions. For purposes of this Agreement:
“Accession” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an accession (as defined in the UCC), and (whether or not included in that definition), a good that is physically united with another good in such a manner that the identity of the original good is not lost.
“Account” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account (as defined in the UCC), and (whether or not included in such definition), a right to payment of a monetary obligation, whether or not earned by performance for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, and for service rendered or to be rendered, and all right, title, and interest in any returned property, together with all rights, titles, securities, and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales, and all related Liens whether voluntary or involuntary.
Security Agreement

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.
“Acquisition Rights” means each warrant, option, instrument, subscription right, redemption right and other right (including any instrument or right convertible into an Equity Interest) to acquire or sell any Equity Interest in First Western.
“Collateral” means (a) all Accounts in respect of the Pledged Debt, (b) Deposit Box, (c) all Pledged Equity Interests, (d) all General Intangibles related to or arising in respect of the Pledged Debt or the Pledged Equity Interests, (e) all Instruments evidencing, related to or arising in connection with the Pledged Debt, (f) all Payment Intangibles related to or arising in connection with Pledged Debt, (g) all Pledged Debt, (h) all supporting obligations related to or arising in respect of the Pledged Debt, (i) all Proceeds, (j) all products and (k) all Collateral Records.
“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
“Deposit Box” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to the Deposit Box (as defined in the Credit Agreement), and (whether or not included in such definition), all items contained therein.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Event of Default” has the meaning assigned to such term in the Credit Agreement.
“General Intangible” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a general intangible (as defined in the UCC), and (whether or not included in such definition), all personal property, including things in action, other than Accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, Instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas or other minerals before extraction.
“Instrument” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an instrument (as defined in the UCC), and (whether or not included in such definition), a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment.
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“Insurance” means all insurance policies for which Debtor is the owner, an insured, an additional insured, beneficiary or loss payee, including any policy covering any or all of the Collateral (regardless of whether Secured Party is the loss payee thereof).
“MERSCORP” means MERSCORP, Inc.
“MERS System” means MERSCORP’s mortgage electronic registry system.
“Money” means “money” as defined in the UCC.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constituent documents with respect to any entity organized under the laws of a jurisdiction other than the United States, a State or other political subdivision thereof or the District of Columbia); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constituent documents with respect to any entity organized under the laws of a jurisdiction other than the United States, a State or other political subdivision thereof or the District of Columbia); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the certificate or articles of partnership, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constituent documents with respect to any entity organized under the laws of a jurisdiction other than the United States, a State or other political subdivision thereof or the District of Columbia) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any other governance agreement or voting agreement or similar agreement.
“Payment Intangible” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a payment intangible (as defined in the UCC), and (whether or not included in such definition), a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.
“Permit” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any authorization, consent, approval, permit, license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.
“Pledged Debt” means collectively, (a) all indebtedness owed to Debtor, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, (b) all right, title and interest of Debtor in and to all loan agreements, mortgages, deeds of trust, other notes, security agreements, chattel mortgages, assignments of rent and other security instruments whether now or hereafter owned, acquired or held by Debtor which evidence or secure (or constitute collateral for any note, instrument or agreement securing) the indebtedness described in clause (a) above, (c) all right, title and interest of Debtor in and to all guaranties and other instruments by which any Person executing the same guarantee, among other things, the indebtedness described in clause (a) above, (d) all right, title and interest of Debtor to all title insurance reports, title insurance binders, commitments and reports relating to any indebtedness described in clause (a), and (e) all right, title and interest to all surveys, insurance policies, participation agreements or any other agreement, instrument or document pertaining to, affecting, obtained by Debtor in connection with, or arising out of, the indebtedness described in clause (a) above.
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“Pledged Equity Interests” means all Acquisition Rights and Pledged Stock.
“Pledged Stock” means all interests of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in any capital stock and other equity interest in First Western and the certificates, if any, representing such shares and any interest of Debtor on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.
“Proceeds” means all right, title, and interest of Debtor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to proceeds (as defined in the UCC), and (whether or not included in such definition), (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral, (b) whatever is collected on, or distributed on account of, the Collateral, (c) rights arising out of the Collateral, (d) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to the Collateral, (e) proceeds of Insurance, including insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Release Date” means the date on which all of the following are satisfied: (a) Secured Party and each Lender have received in cash indefeasible payment of all Obligations owed to it, and (b) each Lender has no obligation to extend credit to or for the benefit of Borrower or any Subsidiary pursuant to any Credit Document.
“Secured Obligations” means, collectively, all Obligations.
“UCC” means Chapters 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of Texas or, where applicable as to specific items or types of Collateral, any other relevant state.
SECTION 1.02. Other Definitional Provisions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined herein shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).
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SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or any other Credit Document, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. This Agreement is a Credit Document.
ARTICLE II
Grant of Security Interest
SECTION 2.01. Assignment and Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Secured Obligations, Debtor hereby assigns to, and pledges and grants to Secured Party, for it and the benefit of Lenders, a security interest in the entire right, title, and interest of Debtor in and to all Collateral, whether now or hereafter existing, owned, arising or acquired.
SECTION 2.02. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable with respect to and under all Collateral, (b) the exercise by Secured Party or any other Lender of any of the rights hereunder shall not release Debtor from any of its duties or obligations with respect to or under any Collateral or under this Agreement, and (c) neither Secured Party nor any other Lender shall have any obligation or liability with respect to or under any Collateral by reason of this Agreement, nor shall Secured Party or any other Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 2.03. Future Advances. Debtor acknowledges that the Credit Documents provide for future advances and this Agreement secures performance of such future advances.
SECTION 2.04. Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted in Section 2.01 attach to any lease, license, contract, property rights or agreement to which Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in the abandonment, termination pursuant to the terms of, or a breach or default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above. So long as any property of Debtor is excluded from the security interest granted in Section 2.01 pursuant to the immediately preceding sentence, such property shall be excluded from the term “Collateral” for all purposes hereunder.
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ARTICLE III
Representations and Warranties
SECTION 3.01. Representations and Warranties. Debtor represents and warrants to Secured Party and each Lender with respect to itself and the Collateral that:
(a) This Agreement and the grant of the security interest pursuant to this Agreement in the Collateral create a valid security interest in favor of Secured Party for the benefit of Lenders in the Collateral (subject to Permitted Liens), securing the payment and performance of the Secured Obligations. All filings and other actions necessary to perfect and protect such security interest and assure that such security interest in first priority have been duly taken (or will be taken upon Debtor obtaining rights in Collateral after the date hereof) and, upon the filing of UCC-1 financing statements for Debtor, in the form delivered by Debtor to Secured Party on or prior to the date of this Agreement and in the filing offices listed on Schedule 1, Section (b) and upon obtaining authentication control agreements for Collateral requiring a control agreement for perfection, all filings and other actions necessary to perfect and protect such security interest and such priority have been duly taken (or will be taken upon Debtor obtaining rights in Collateral after the date hereof); subject, however, with respect to Proceeds, to the provisions of Section 9.315 of the UCC.
(b) Debtor has good and indefeasible title to, or a valid leasehold interest in, all of the Collateral free and clear of any Lien, except for Permitted Liens. Debtor has not granted a security interest or other Lien in or made an assignment of any of the Collateral (except for Permitted Liens). Debtor has not entered into nor is its property subject to any agreement limiting the ability of Debtor to grant a Lien in property of Debtor, or the ability of Debtor to agree to grant or not grant a Lien in property of Debtor. No effective financing statement or other similar effective document used to perfect and preserve a security interest or other Lien under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) pursuant to this Agreement or other Credit Document, or (ii) relating to Permitted Liens. Debtor has not sold any interest in any of its Pledged Debt, Accounts related to or arising in connection with Pledged Debt, promissory notes, or Payment Intangibles related to or arising in connection with Pledged Debt. No control agreement in favor of anyone other than Secured Party exists with respect to any Collateral. If any of the Pledged Debt has been subject to a securitization, such Pledged Debt has been conveyed to Debtor free and clear of all Liens.
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(c) Schedule 1, Section (a) states the exact name of Debtor, as such name appears in its currently effective Organization Documents as filed with the appropriate authority of the jurisdiction of Debtor’s organization to the extent applicable. Schedule 1, Section (a) states the jurisdiction of organization of Debtor, the current type of entity of Debtor, the Federal Taxpayer Identification Number of Debtor and the organizational identification number of Debtor issued by Debtor’s jurisdiction of organization. Debtor is not organized in more than one jurisdiction. Debtor has not changed its identity or type of entity or name in any way within the past five years. Changes in identity or type of entity include mergers, consolidations, acquisitions (including both equity and asset acquisitions), and any change in the form, nature, or jurisdiction of organization. The chief executive officer of Debtor has not been located at another address in the past five years.
(d) The chief executive office of Debtor is located at the address stated on Schedule 2, Section (a). The chief executive officer of Debtor has not been located at any other address during the past five years. Schedule 2, Section (c) states the names and addresses of all Persons other than Debtor who have possession of any of the Collateral or other property of Debtor.
(e) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing (other than filings required by the UCC) with, any Governmental Authority is required (i) for the pledge by Debtor of the Collateral pledged by it hereunder, for the grant by Debtor of the security interest granted hereby, or for the execution, delivery, or performance of this Agreement by Debtor, (ii) for the perfection or maintenance of the pledge, assignment, and security interest created hereby (including the first priority nature of such pledge, assignment, and security interest) or (iii) for the enforcement of remedies by Secured Party or any other Lender.
(f) Debtor possesses all Permits required for the operation of its business, except to the extent that the failure to possess such Permits could not reasonably be expected to result in a Material Adverse Event. All Permits of Debtor have been duly authorized and obtained, and are in full force and effect, and Debtor is in compliance in all material respects with all provisions thereof, except, in each case, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Event. No Permit is the subject of any pending or, to Debtor’s best knowledge, threatened challenge or revocation, which challenge or revocation could reasonably be expected to result in a Material Adverse Event.
(g) All of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any party or of any agreement by which Debtor or the issuer thereof is bound. No unpaid capital call exists with respect to any Collateral. The interest of Debtor is the percentage of all authorized, issued and outstanding Equity Interest of First Western as specified on Schedule (3), Section (a). None of the Collateral is subject to any buy–sell, voting trust, preferential right to purchase or similar agreement or any option, warrant, put or call or similar agreement. Schedule 3 contains a complete and correct description of each certificate or other instrument or agreement included in or evidencing the Pledged Equity Interests as of the date of this Agreement. Schedule 3 lists the exact name of First Western, its jurisdiction of organization, its organizational identification number as issued by the appropriate authority of jurisdiction of
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organization, its federal taxpayer identification number (if any), and the authorized, issued and outstanding Equity Interests of First Western. All of the Pledged Equity Interests consisting of certificated securities have been delivered to Secured Party. There are no Pledged Equity Interests other than that represented by certificates in the possession of Secured Party. There are no restrictions in any Organization Document governing any Pledged Equity Interest or any other document related thereto which would limit or restrict (i) the grant of a Lien in the Pledged Equity Interests, (ii) the perfection of such Lien, (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity Interests as contemplated by this Agreement or (iv) the admission of any transferee of the Collateral as a shareholder, member, partner or equity holder of First Western.
(h) Debtor has delivered to Secured Party complete and correct copies of all Organization Documents for First Western.
(i) None of the Collateral has been registered in the MERS System, and Debtor is not a member in MERSCORP.
(j) None of the Pledged Debt is either insured by the Federal Housing Administration, guaranteed by U.S. Department of Veteran Affairs, guaranteed by the Government National Mortgage Association or the Small Business Association or has been sold to Fannie Mae or Freddie Mac.
(k) None of the Collateral is subject to a securitization.
ARTICLE IV
Covenants
SECTION 4.01. Delivery of Security and Instrument Collateral. All certificates constituting or evidencing the Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed stock powers or instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. All Instruments constituting or evidencing the Collateral shall be delivered to and held in the Deposit Box and shall be in suitable form for transfer by delivery. On or before January 8, 2010, all Instruments shall have affixed to them an endorsement or other instrument of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. If an Event of Default exists, Secured Party has the right, without notice to Debtor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of such Collateral. In addition, Secured Party has the right, if Secured Party reasonably determines that the exercise of such right is necessary to protect its rights, at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. On or before January 15, 2010, Debtor shall deliver to Secured Party a copy of Debtor’s key to the Deposit Box and shall have taken all actions necessary to provide an authorized officer of Secured Party with free access to the Deposit Box.
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SECTION 4.02. Further Assurances.
(a) Debtor will, from time to time and at Debtor’s expense, promptly execute and deliver all further instruments and documents (including the delivery of certificated securities and supplements to all schedules), authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as Secured Party may reasonably request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby, and take all further action that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Secured Party to exercise and enforce Secured Party’s and other Lenders’ rights and remedies hereunder with respect to any Collateral.
(b) In addition to such other information as shall be specifically provided for herein, Debtor shall furnish to Secured Party such other information with respect to the Collateral as Secured Party may reasonably request.
(c) Debtor authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the authentication of Debtor where permitted by law and that (i) indicate the Collateral (A) as all assets of Debtor (or words of similar effect), regardless of whether any particular asset included in the Collateral is within the scope of UCC Article 9 of the state or such jurisdiction or whether such assets are included in the Collateral, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by UCC Article 9 of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation or amendment, including (A) whether Debtor is an organization, the type of organization, and any organization identification number issued to Debtor and, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral to be fixtures, as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Debtor ratifies its authentication and delivery of, and the filing of, any financing statement or amendment thereto describing any of the Collateral which was filed prior to the date of this Agreement.
(d) Debtor shall pay promptly when due all taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, and supplies) against, the Collateral except such taxes, assessments, and governmental charges or levies, and such claims, as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; provided, Debtor shall pay all such amounts prior to any Lien attaching to any Collateral.
(e) Debtor shall, and shall cause each issuer of Collateral to, allow Secured Party to inspect and copy all records related to the Collateral.
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SECTION 4.03. Place of Perfection; Records; Collection of Collateral.
(a) Debtor shall not change the jurisdiction of its organization from the jurisdiction specified in Schedule 1, Section (a), its type of entity from the type of entity specified in Schedule 1, Section (a), its name from the name specified in Schedule 1, Section (a), or its organizational identification number from the organizational number specified in Schedule 1, Section (a), unless Debtor has delivered to Secured Party 30 days prior written notice and taken such actions as Secured Party may reasonably require with respect to such change. Debtor shall keep its chief executive office at the address specified in Schedule 2, Section (a), and the office where it keeps its records concerning the Accounts constituting any part of the Collateral and all Instruments constituting any part of the Collateral at the address specified in Schedule 2, Section (b), unless Debtor has delivered to Secured Party 30 days prior written notice and taken such actions as Secured Party may reasonably require with respect to such change. Debtor will hold and preserve such records and Instruments in a commercially reasonable manner.
(b) Except as otherwise provided in this Section 4.03(b), Debtor shall continue to collect, in accordance with commercially reasonable procedures and at its own expense, all amounts due or to become due Debtor under the Collateral. In connection with such collections, Debtor may take (and, following the occurrence and during the continuation of an Event of Default, at Secured Party’s direction, shall take) such action as Debtor or Secured Party may deem necessary or advisable to enforce collection of the Collateral; provided, however, that Secured Party shall have the right, if an Event of Default exists, without notice to Debtor, to notify the Account Debtors or obligors under any Collateral of the assignment of such Collateral to Secured Party and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, at the expense of Debtor, to enforce collection of any such Collateral, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor might have done or as Secured Party reasonably deems appropriate. If any Event of Default exists, all amounts and proceeds (including Instruments) received by Debtor in respect of the Collateral shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds and property of Debtor and shall be forthwith paid or delivered over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral, thereafter to be applied as provided in the Credit Agreement. Debtor shall not adjust, settle, or compromise the amount or payment of any Collateral, release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business.
SECTION 4.04. [Intentionally Omitted.]
SECTION 4.05. Deposit Box. On or before 90 days after the date hereof, Debtor shall cause the bank in which the Deposit Box is maintained to deliver to Secured Party acknowledgments of the assignment of, and control agreements, with respect to the Deposit Box, in form and substance reasonably satisfactory to Secured Party. Debtor shall not establish or maintain any new Deposit Box, unless prior to the establishment of such new Deposit Box Debtor executes and delivers to Secured Party assignments of, and control agreements with respect to, such new Deposit Box in such form as Secured Party may reasonably request, and cause the bank in which such safety deposit box is or will be maintained, to deliver to Secured Party acknowledgments of the assignment of, and control agreements with respect to, such Deposit Box, in form and substance reasonably satisfactory to Secured Party, and take all actions necessary to establish in Secured Party control (as that term is defined in the UCC) with respect to such Deposit Box, including without limitation, delivery of a copy of Debtor’s key to such Deposit Box.
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SECTION 4.06. [Intentionally Omitted.]
SECTION 4.07. Insurance. Debtor shall, at its own expense, maintain insurance in accordance with the terms set forth in the Credit Agreement.
SECTION 4.08. Transfers and Other Liens. Debtor shall not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Documents, or (b) create or permit to exist any Lien, option, or other encumbrance upon or with respect to any of the Collateral, except for Permitted Liens.
SECTION 4.09. Secured Party Appointed Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party Debtor’s attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise to take any action and to execute any instrument which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (provided that the actions listed in each clause below other than the obtainment and adjustment of insurance may only be taken or exercised if an Event of Default exists):
(a) to obtain and adjust insurance required to be paid to Secured Party pursuant to Section 4.07;
(b) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;
(c) to receive, indorse, and collect any drafts or other Instrument constituting Collateral in connection therewith;
(d) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Secured Party with respect to any of the Collateral;
(e) to amend, modify, extend, restate, or supplement any of the terms, conditions or other provisions of the Pledged Debt; and
(f) to contact and negotiate directly with the borrowers under the Pledged Debt or the other parties thereto, and take any other actions deemed reasonably necessary by Secured Party.
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DEBTOR HEREBY IRREVOCABLY GRANTS TO SECURED PARTY DEBTOR’S PROXY (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO VOTE ANY SECURITIES INCLUDED IN COLLATERAL AND APPOINTS SECURED PARTY DEBTOR’S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF DEBTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF SECURED PARTY’S AND EACH LENDER’S RIGHTS HEREUNDER. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO THE RELEASE DATE.
SECTION 4.10. Changes to Representations, Schedules. Not later than 30 days after the day on which any information disclosed on any Schedule to this Agreement changed and at such other times as required by this Agreement, Debtor shall deliver to Secured Party any updated Schedule (provided, the delivery of any updated Schedule shall not be deemed a waiver of any obligation of Debtor under any Credit Document and such updated Schedule shall not be effective until it is accepted by Secured Party). Debtor shall promptly notify Secured Party of any change in any representation herein and any information on any Schedule hereto if such change could reasonably be expected to result in a Material Adverse Event.
SECTION 4.11. Rights to Dividends and Distributions. With respect to any Pledged Equity Interests, Secured Party shall have authority if an Event of Default exists, without notice to Debtor, either to have the same registered in Secured Party’s name or in the name of a nominee, and, with or without such registration, to demand of First Western, and to receive and receipt for, any and all dividends and distributions (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If Debtor shall become entitled to receive or shall receive any Equity Interests of First Western (including, without limitation, any Equity Interest representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any Equity Interests, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Equity Interests, or otherwise, or any Acquisition Rights, Debtor agrees to accept the same as Secured Party’s agent and to hold the same in trust on behalf of and for the benefit of Secured Party, and to deliver the same immediately to Secured Party in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Secured Party, subject to the terms hereof, as Collateral. Unless an Event of Default exists or will result therefrom and subject to the Credit Agreement, Debtor shall be entitled to receive all cash dividends or distributions (to the extent such dividend or distribution does not represent a return of capital, a liquidating dividend or similar dividend or distribution) paid or distributed with respect to the Pledged Equity Interests. Secured Party shall be entitled to all dividends and distributions, and to any sums paid upon or in respect of any Pledged Equity Interests, upon the liquidation, dissolution, or reorganization of First Western, which shall be paid to Secured Party to be held by it as additional collateral security for and application to the Secured Obligations as provided in the Credit Agreement. All dividends, distributions and Proceeds paid or distributed in respect of the Pledged Equity Interests which are received by Debtor in violation of this Agreement shall, until paid or delivered to Secured Party, be held by Debtor in trust as additional collateral for the Secured Obligations.
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SECTION 4.12. Right of Secured Party to Notify First Western. If an Event of Default exists and at such other times as Secured Party is entitled to receive dividends, distributions and other property in respect of or consisting of any Pledged Equity Interests, Secured Party may notify First Western to make payments of all dividends, distributions and other property directly to Secured Party and Secured Party may take control of all Proceeds of any Pledged Equity Interests.
SECTION 4.13. Dilution of Ownership. As to any Pledged Equity Interests, Debtor will not consent to or approve of the issuance of (a) any additional shares or units of any class of Equity Interests of First Western (unless immediately upon issuance additional Equity Interests are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a security interest after such issuance in at least the same percentage of First Western’s outstanding securities or other Equity Interest as Secured Party had before such issuance), (b) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities or other Equity Interests, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities or other Equity Interests.
SECTION 4.14. Restrictions on Securities. Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity Interests, except as consented to in writing by Secured Party. No certificate or other instrument evidencing or constituting any Pledged Equity Interest shall contain any restriction on transfer or other legend not acceptable to Secured Party. With respect to each certificate that contains any such legend that is not acceptable to Secured Party, Debtor shall cause First Western to reissue such certificate in a form acceptable to Secured Party.
SECTION 4.15. Waiver. To the extent not prohibited by applicable law, Debtor, agrees that any provision of any Organization Document of First Western, any applicable law or any other agreement that in any manner restricts, prohibits or provides conditions to (a) the grant of a Lien on any Equity Interest or other interest in First Western or any other Collateral, (b) any transfer of any Equity Interest or other interest in First Western or any other Collateral, (c) any change in management or control of First Western or (d) any other exercise by Secured Party or any other Lender of any rights pursuant to this Agreement or any other Credit Document, or law shall not apply to (i) the grant of any Lien hereunder, (ii) the execution, delivery and performance of this Agreement by Debtor, (iii) the foreclosure or other realization upon any interest in any Collateral, or (iv) the admission of any transferee of any Collateral as a shareholder, member, partner or equity holder of First Western. Debtor shall not permit any amendment to or restatement of any Organization Document, any other governance document or any agreement in any manner to adversely affect Secured Party’s ability to foreclose on any Collateral or which conflicts with the provisions of this Section 4.15 without the prior written consent of Secured Party.
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ARTICLE V
Rights and Powers of Secured Party
SECTION 5.01. Secured Party May Perform. If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 5.07.
SECTION 5.02. Secured Party’s Duties. The powers conferred on Secured Party hereunder are solely to protect Secured Party’s and Lenders’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Secured Party and Lenders hereunder, neither Secured Party nor any other Lender shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Secured Party or any other Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Except as provided in this Section 5.02, neither Secured Party nor any other Lender shall have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party or any other Lender, and neither Secured Party nor any other Lender shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Debtor of any decline in the value of any Collateral.
SECTION 5.03. [Intentionally Omitted.]
SECTION 5.04. Remedies. If an Event of Default exists:
(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it or any Lender pursuant to any applicable law, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may require Debtor to, and Debtor will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, ten days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
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(b) All cash proceeds received by Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as provided in the Credit Agreement.
(c) All payments received by Debtor under or in connection with any Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement).
(d) Because of the Securities Act of 1933, as amended (“Securities Act”), and other laws, including without limitation state “blue sky” Laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Secured Party in any attempts to dispose of the Collateral and the enforcement of rights under this Agreement. For these reasons, Secured Party is authorized by Debtor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or any other law. Secured Party is also hereby authorized by Debtor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Party may deem required or appropriate under the Securities Act or other securities laws or other laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. Debtor understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and/or sold in the open market. No sale so made in good faith by Secured Party shall be deemed to be not “commercially reasonable” because so made. Debtor agrees that if an Event of Default exists, and Secured Party sells the Collateral or any portion thereof at any private sale or sales, Secured Party shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to Secured Party, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of actual fraud, such reliance shall be conclusive evidence that Secured Party and the other Lenders handled such matter in a commercially reasonable manner under applicable law.
(e) After notice to Debtor, Secured Party and such Persons as Secured Party may reasonably designate shall have the right, at Debtor’s own cost and expense, to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition, and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. Secured Party shall have the absolute right to share any information it gains from such inspection or verification with any Lender.
(f) For purposes of enabling Secured Party to exercise rights and remedies under this Agreement, Debtor grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor or any other Person; provided, that if the license granted to Secured Party is a sublicense, Debtor shall be solely responsible for, and indemnify Secured Party and each Lender against, any royalty or other compensation payable to Debtor’s licensor or other Person) to use all of Debtor’s software, and including in such license reasonable access to all media in which any of the licensed items may be recorded and all related manuals.
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(g) For the purpose of enabling Secured Party to exercise rights and remedies under this Agreement, Debtor grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor or any other Person; provided, that if the license granted to Secured Party is a sublicense, Debtor shall be solely responsible for, and indemnify Secured Party and Lenders against, any royalty or other compensation payable to Debtor’s licensor or other Person) to use, license, or sub-license any of the Collateral consisting of intellectual property and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all Software used for the use, compilation, or printout thereof. In connection therewith, Debtor shall execute and deliver a license agreement to Secured Party to evidence the grant of such license. The use of such license by Secured Party shall be exercised, at the option of Secured Party, if an Event of Default exists; provided, that any license, sub-license, or other transaction entered into by Secured Party in accordance herewith shall be binding upon Debtor notwithstanding any subsequent cure or waiver of an Event of Default.
SECTION 5.05. Appointment of Receiver or Trustee. In connection with the exercise of Secured Party’s rights under this Agreement or any other Credit Document, Secured Party may, if an Event of Default exists, obtain the appointment of a receiver or trustee to assume, upon receipt of any necessary judicial or other Governmental Authority consents or approvals, control of or ownership of any Collateral. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to Secured Party under this Agreement or any other Credit Document. Upon the appointment of such trustee or receiver, Debtor shall cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution, and filing of an application to any Governmental Authority or for consent to the transfer of control or assignment of such Collateral to the receiver or trustee.
SECTION 5.06. Further Approvals Required.
(a) In connection with the exercise by Secured Party of rights under this Agreement that affects the disposition of or use of any Collateral (including rights relating to the disposition of or operation under any Permit), it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral. Debtor shall execute, deliver, and file, and hereby appoints (to the extent not prohibited by applicable law) Secured Party as its attorney (exercisable if an Event of Default exists), to execute, deliver, and file on Debtor’s behalf and in Debtor’s name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Secured Party’s reasonable opinion, to obtain such consents or approvals. Debtor shall use commercially reasonable efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements regardless of whether a Potential Default or Event of Default exists.
(b) Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.06 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 5.06 may be specifically enforced.
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SECTION 5.07. Expenses.
(a) Debtor will upon demand pay to Secured Party (i) all reasonable out-of-pocket expenses incurred by Secured Party and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Secured Party, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof or thereof, and (ii) all out-of-pocket expenses incurred by Secured Party, including the fees, charges and disbursements of any counsel or advisor for Secured Party, in connection with the enforcement or protection of its rights and the rights of Lenders in connection with this Agreement including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of any of the Secured Obligations.
(b) DEBTOR SHALL INDEMNIFY SECURED PARTY AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL OR ADVISOR FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, AND (II) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.
SECTION 5.08. Voting Rights. Debtor shall retain all voting rights to the Collateral unless an Event of Default exists, at which time such voting rights shall transfer to or be exercised as directed by Secured Party, at its sole discretion; provided, however, that no voting or management rights shall be exercised, vote case, consent, waiver, or ratification given, or action taken by Debtor which would be inconsistent with or violate any provision of this Agreement or any other Credit Document.
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ARTICLE VI
Miscellaneous
SECTION 6.01. Waiver of Subrogation. Until the Release Date, Debtor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Secured Party or any Lender or any Person acting for the benefit of Secured Party or any Lender against any Subsidiary or any Collateral or any other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against any Subsidiary on all or any part of the Secured Obligations, and Debtor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, any Collateral or other security given to Secured Party, any Lender or any Person acting for the benefit of Secured Party or any Lender to secure payment of the Secured Obligations. This Section 6.01 shall survive the termination of this Agreement, and any satisfaction and discharge of Debtor by virtue of any payment, court order, or law.
SECTION 6.02. Cumulative Rights. All rights of Secured Party and each Lender under the Credit Documents are cumulative of each other and of every other right which Secured Party and each Lender may otherwise have at law or in equity or under any other agreement. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.
SECTION 6.03. Amendments; Waivers. Any term, covenant, agreement, or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by Secured Party and, in the case of an amendment, by Debtor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of Secured Party or any Lender under this Agreement, any other Credit Document or applicable law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of Secured Party or any Lender under this Agreement or any other Credit Document or applicable law.
SECTION 6.04. Continuing Security Interest. This Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Release Date, (ii) be binding upon Debtor, its permitted successors and assigns, and Debtor as a debtor in possession and any trustee or administrator for Debtor or is property, and (iii) inure to the benefit of, and be enforceable by, Secured Party and its successors, transferees and assigns. Upon any such termination, all Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party, each Lender and Debtor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the granting parties and Secured Party will, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination and shall deliver to Debtor any Collateral held by Secured Party hereunder. Debtor agrees that to the extent that Secured Party or any Lender receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any proceeding under any bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, common law or equitable cause, then to the extent of such payment or benefit, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Secured Party or any Lender, to the extent that Secured Party or any Lender did not directly receive a corresponding cash payment, shall be added to and be additional Secured Obligations payable upon demand by Secured Party or any Lender and secured hereby, and, if the Lien and security interest hereof shall have been released, such Lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such Lien or security interest had ever occurred.
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SECTION 6.05. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.
(b) Debtor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and Federal courts in Texas and of the United States District Court for the Northern District of Texas, Dallas Division, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of Texas or, to the extent not prohibited by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Secured Party or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Debtor or the Collateral in the courts of any jurisdiction.
(c) Debtor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 6.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent not prohibited by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.11. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 6.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
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SECTION 6.07. Secured Party’s Right to Use Agents. Secured Party may exercise its rights under this Agreement through an agent or other designee.
SECTION 6.08. No Interference, Compensation or Expense. Secured Party may exercise its rights under this Agreement (a) without resistance or interference by Debtor and (b) without payment of any rent, license fee, or compensation of any kind to Debtor.
SECTION 6.09. Waivers of Rights Inhibiting Enforcement. Debtor waives (a) any claim that, as to any part of the Collateral, a private sale, should Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH SECURED PARTY’S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT DEBTOR WOULD OTHERWISE HAVE UNDER ANY LAW AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY’S OR CREDITORS’ RIGHTS HEREUNDER and (c) all rights of redemption, appraisement or valuation.
SECTION 6.10. Obligations Not Affected. To the fullest extent not prohibited by applicable law, the obligations of Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:
(a) any amendment, addition, or supplement to, or restatement of any Credit Document or any instrument delivered in connection therewith or any assignment or transfer thereof;
(b) any exercise, non-exercise, or waiver by Secured Party or any Lender of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to, this Agreement, any other Credit Document;
(c) any waiver, consent, extension, indulgence, or other action or inaction in respect of this Agreement, any other Credit Document or any assignment or transfer of any thereof;
(d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Borrower, Subsidiary or any other Person, whether or not Debtor shall have notice or knowledge of any of the foregoing; or
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(e) any other event which may give Debtor or any Subsidiary a defense to, or a discharge of, any of its obligations under any Credit Document.
SECTION 6.11. Notices and Deliveries. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 14.2 of the Credit Agreement; provided, that notices to Debtor shall be addressed to Debtor’s address in Schedule 2, Section (a), to the attention of President.
SECTION 6.12. Survival. All covenants, agreements, representations and warranties made by Debtor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Secured Party and Lenders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by Secured Party or any Lender or on its behalf and notwithstanding that Secured Party or any Lender may have had notice or knowledge of any Potential Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect as long as any Secured Obligation is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 4.02(d), 5.02, 5.07, 6.01, 6.04, 6.05, 6.06 and 6.12 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Secured Obligations, the expiration or termination of the Commitments or the termination of this Agreement, any other Credit Document or any provision hereof or thereof.
SECTION 6.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. Executed counterpart signature pages delivered by facsimile or as an attachment to electronic mail shall be deemed to be an original.
SECTION 6.14. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[The Remainder Of This Page Is Intentionally Left Blank.]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Debtor: PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin
Executive Vice President and Chief Financial Officer

Secured Party: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ Denise Parks
Denise Parks
Senior Vice President